(10) Form of Application

Transamerica Occidental
Life Insurance Company
Home Office: Los Angeles, CA

APA 41-197

Title (Mr./Mrs./Ms./Dr.)
Birthdate:        Mo........ Day....... Yr.____ Sex____ S. S. No.-- --

Occupation:         _________________________Annual Income $___________________
Duties

Residence (If different for Additional Proposed Insured, enter in Remarks)
                    Life Insurance Application For Two Lives Part 1

Additional Proposed Insured - API (First, Middle and Last)
Title(Mr./Mrs./Ms./Dr.)


Birthdate:        Mo............. Day.............Yr............
Sex____  S. S. No. _____----
Occupation: _______________________Annual Income$
Duties
--------------------------------------------------
                                         Home Phone
                                         Work Phone

Owner's Name:
(If other than Proposed Insured)
Address:

Beneficiary's Name and Relationship:

Address:

1.  Plan Applied For:___________________________________________ Preferred [ ]
[ ][ ] API Standard [ ] [ ][ ] API
    Uninsurable I] [ ][ ] API
2.  Non-Nicotine Qualification [ ] [ ][ ] API Nicotine Qualification [ ] [ ][ ]
 API
3.  Amount Applied For: $ __________________
4.  Additional Benefits by Rider: [ ] Accident Indemnity $ [ ] Waiver Provision
 [ ] Other__________
    $---------------
 5. Rating Class Applied For: Standard [ ] [ ][]API Extra Rating oL...........
I] [ ]_____ 1] API
 6. Premium Payment Mode: [ ] Annual [ ]Semi-Annual [1 Quarterly [ ] Monthly/PAC
 7. Mail Additional Premium Notices To: _______________________________
Proposed Insured:
Mo.    Day    Yr.
         Soc. Sec. or Tax No.      --      --


Date of Trust, if applicable:

8.      Complete For Flexible Premium Plans:
Required Premium Per Year (RAP) $ _____________________________

Planned Periodic Premium $________ Per: [ ] A [ ] S EQ [ ] M/PAC
+ Initial Lump Sum         $ _________ Total Initial Payment $ _________
9.      If the Automatic Premium Loan provision is available, it is to be:
[ ] Effective [ ] Not Effective

10.      Total insurance in force with all companies:
Life Insurance $________ Accidental Death $
Waiver Provision Coverage $
Yes   No
[ ]   [ ]11.  May insurance, including annuities, in any company be discontinued
              or changed if the insurance applied for is issued? If "Yes', give company names. ______________________________________
[             ] [ ]12. Is any  application  for life insurance  pending with any other company? If "Yes', include name of company, amount applied for and total amount to be placed in Remarks.

[ ]   [ ]13.  Do you intend to travel outside the U.S. or Canada within the next two years, except purely for vacation travel? If `Yes', give destination, purpose of travel and length of stay in Remarks.
[             ] [  ]14.  In  the  past  two  years,  have  you  participated  in aeronautics, powered racing or competitive vehicles, skin or scuba diving, mountain climbing, rodeos or competitive skiing?

         15.  Have you used nicotine at any time?    Date Last Used
[ ]   [ ]     Cigarettes

[ ]   [ ]     Cigar/Pipe/Chewing Tobacco     _____________
[ ]   [ ] Other                             __________

          16. Driver's license #:_________________ State: _______________
              In the past ten years, have you been convicted of or pleaded guilty to:
[ ]   [ ]     a. Moving violations? Give dates and type.

[ ] [ ]       b. Driving under the influence of alcohol and/or other drugs?
                Give dates.
                ----------------------------------------
C [ ]         c. Reckless driving? Give dates. _______________________ [ ] [ ]
                17. Do you intend to fly other than
                as a passenger or have flown other
              than as a passenger during the past two years? If "Yes",
                complete Aviation Questionnaire.
APA41-197

        Address:
                          Additional Proposed Insured:

18. Total  insurance in force with all  companies:  Life Insurance $ ___________
Accidental    Death    $    ____________    Waiver    Provision    Coverage    $
        Yes No

         [ ] [ ]

19. May insurance, including annuities, in any company be discontinued or changed if the insurance applied for is issued? If "Yes, give company names.

[ ] [ ]20. Is any application for life insurance pending with any other company? If "Yes', include name of company, amount applied for and total amount to be placed in Remarks.

[ ]   [ ]21.  Do you intend to travel outside the U.S. or Canada within the next two years, except purely for vacation travel? If ~Yes', give destination, purpose of travel and length of stay in Remarks.
[             ] [  ]22.  In  the  past  two  years,  have  you  participated  in aeronautics, powered racing or competitive vehicles, skin or scuba diving, mountain climbing, rodeos or competitive skiing?

         23.  Have you used nicotine at any time? Date Last Used
[ ]   [ ]     Cigarettes
[ ]   [ ]     Cigar/Pipe/Chewing Tobacco
[ ]   [ ]     Other __________
         24.  Driver's License #: ____________________ State: ___________
              In the past ten years, have you been convicted of or pleaded guilty to:
[ ] [ ] a.    Moving violations? Give dates and type.

[ ] [ ] b.Driving under the influence of alcohol and/or other drugs? Give dates.
              ----------------------------------------
[ ] [ ] c. Reckless driving? Give dates. _________________________ [ ] [ ]

25. Do you intend to fly other than as a passenger or have flown other than as a passenger during the past two years? If "Yes, complete Aviation Questionnaire.

Remarks: Give details for any questions answered "YES'








It is represented that the statements and answers given in this Application are true, complete and correctly recorded to the best of my(our) knowledge and belief. It is agreed: (1) This Application shall consist of Part 1 and Part 2 and shall be the basis for any policy issued on this Application; (2) Except as otherwise provided in the conditional receipt, if issued, with the same Proposed Insured as on this Application, any policy issued on this Application shall not take effect until after all of the following conditions have been met: (a)The full first premium is paid, (b) The Owner has personally received the policy during the lifetime of and while the Proposed Insured is in good health, and (c) All of the statements and answers given in this Application to the best of my(our) belief must be true and complete as of the date of Owner's personal receipt of the policy and that the policy will not take effect if the facts have changed; (3) No waiver or modification shall be binding upon Transamerica Occidental Life Insurance Company unless in writing and signed by the President or a Vice President and the Secretary or an Assistant Secretary.

I understand that omissions or misstatements in this Application  could cause an
otherwise   valid  claim  to  be  denied  under  any  policy  issued  from  this
Application.

                       AUTHORIZATION TO OBTAIN INFORMATION

Transamerica Occidental Life Insurance Company ("the Company')

I (we) authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insuring or reinsuring company, the Medical Information Bureau, Inc., consumer reporting agency, or employer having information available as to testing, diagnosis, treatment and prognosis with respect to any physical or mental condition (for example:

coronary disease; cancer HIV related test results or disorders; metabolic, pulmonary, or neurological disorders) and/or treatment of me(us) and any other non-medical information of me(us) to give the Company or its legal representative, any and all such information.

I (we) understand the information obtained by use of the Authorization will be used by the Company to determine eligibility far insurance and eligibility for benefits under an existing policy. Any information obtained will not be released by the Company to any person or organization except to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations performing business or legal services in connection with my(our) application, claim or as may be otherwise lawfully required or as I (we) may authorize.

I (we) know that I may request to receive a copy of this Authorization. I (we) agree that a photographic copy of this Authorization shall be as valid as the original. I (we) agree this Authorization shall be valid for two and one half years from date shown below. (For Rhode Island applications, this shall be valid for 24 months from the policy issue date.)

I (we) acknowledge receipt of the Notice of Disclosure of Information. I (we) understand that if an investigative consumer report is ordered in connection with this application, I may elect to be interviewed in connection with the preparation of the report and, upon request, I (we) will be provided with a copy of the report. I (we) elect to be interviewed if an investigative consumer report is prepared. C Yes C No

PLEASE MAKE CHECKS PAYABLE TO THE COMPANY. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE PAYEE SPACE BLANK.

Amount paid with this Application $________________ Check or MO. # __________
Signed at (city-state)     -
                                                     on (date)

x

Signature of Proposed Insured
x

Signature at Additional Proposed Insured x
Owner (if other than Proposed Insured)

x

Witness to all signatures
x

  Owner IS a corporation, an authorized officer, other than Proposed Insured must sign as owner, give Corporate title and full name of corporation.

x

  Countersigned (Licensed Resident Agent, if your state requires)

 (NOT PART OF APPLICATION)                       REPORT BY AGENCY OFFICE                           DATE: ____________________


AGENCY NAME: ____________________________________________ AGENCY CODE: _________ AGENCY CLERK:
---------------------
AGENT 1: ____________________________________________ GA/SA CODE:                     I             SHARE %:
                                                                                      -
--------------
                     LAST                       FIRST                        (4 DIGITS)  (6 DIGITS)

Complete the Solicitor information below if Agent is a Firm Name.
                  SOLICITOR'S NAME AND ID. NUMBER
                  --------------------------------------------------------------------
AGENT 2: ________________________________________________ GA/SA CODE:                 I             SHARE %:
                                                                                      -
---------------
                     LAST                       FIRST                        (4 DIGITS)  (6 DIGITS)
Indicate City/County Code as required in Alabama and Kentucky

What is the purpose for insurance?
How long have you known the Proposed Insured? ___________________________________________________________________
Proposed Insured is:       C Single [ ] Married [ ] Divorced C Widowed
[ ] Yes C No Is this insurance in the category for which commission payment may be restricted under the laws of your state?
[ ] Yes [ ] No If "Yes', are you qualified to receive  commissions?  [ ] Yes [ ]
No To the best of your knowledge could replacement be involved?

    -------------------------------------------------------------------------
                               Signature of Agent

                               CONDITIONAL RECEIPT

Transamerica Occidental Life Insurance Company has received a payment of $ ____________ from _____________________________________________ for the life
insurance       applied       for       in       the       application       for
_________________________________________________ as Proposed Insured.

This receipt is not valid unless it is signed by an agent of the Company. This receipt is not valid unless the amount paid with the application, if paid by check or draft, is honored on first presentation for payment. IMPORTANT: The payment is received subject to the conditions an the other side of this receipt. This receipt does not provide any insurance until after all of its conditions are met.

Dated at ______________________________________________________________    on

---------------------------------------------------------
Agent Signature                                 Type of Policy

All premium checks must be made payable to the Company. Do not make payable to the agent or leave payee blank.

If you do not hear from the Company regarding the proposed insurance within 30 days, notify the Company at its Administrative Office at Post Office Box 419521 Kansas City, MO 64141 giving your full name, date of birth, the name of the agent, date and amount of this receipt.

APA41R-197

IMPORTANT:        This Conditional Receipt does not provide any insurance until after its conditions are met.
The payment for premiums is received subject to the following conditions:
"(A) 1.  If all the underwriting requirements by the Company are completed; and
     2. If the Company at its Home Office is satisfied that, at the time of completing Part 1 and Part 2 of the application, each person to be covered was insurable under the Company' s rules for insurance on the plan, in the amount, and at the class of risk applied for in Part 1 of the application;

Then, but only after these conditions are met, the policy applied for shall be effective from the date of Part 1, the date of Part 2, or the date requested in the application, whichever is the latest, regardless of any change of insurability of each person to be covered occurring after completion of both parts of the application. If less than the full first premium has been paid for such policy, it shaft remain in effect only for the fraction atone year that the payment made for such policy bears to the annual premium for such policy.

The Company shall not be required to make insurance effective for an amount which, together with any amount effective in tile Company on each person to be covered would exceed the following limits: (a) $250,000 of life insurance if such person is age 16 through 65 and is insurable as a standard class of risk, or $100,000 at all other ages and classes of risk; and (b) $50,000 of benefits for death by accident

Any insurance applied for as an alternate or additional to the plan and amount of insurance applied for in the application shall not become effective under this conditional receipt,

(6) If the conditions of (A) are met for the insurance applied for in the application, except that if any person to be covered is not insurable under the Company' s rules for benefits for disability or accidental death as applied for, the life insurance, and any portion of such benefits for which the Proposed Insured is insurable under the Company's rules, shall be effective as provided in (A).

Except as provided in this conditional receipt, any policy issued by the Company shall not take effect unit after all of the following conditions are met: (a) The full first premium is paid, (b) The Owner has personally received the policy during the lifetime and while the Proposed Insured(s) is(are) in good health, and (c) All of the statements and answers given in this application lathe best of my (our) belief must also be true and complete as of the date of the Owner's personal receipt of the policy and that the policy will not take effect if the facts have changed. Neither the agent nor the medical examiner is authorized to accept risks or pass upon insurability, to make or modify contracts, or to waive any of the Company's rights or requirements.

      AUTHORIZATION FOR PARTICIPATION IN THE PRE-AUTHORIZED WITHDRAWAL PLAN

I (we) hereby authorize and request Transamerica Occidental Life Insurance Company to initiate electronic debit entries or effect a charge by any other commercially accepted practice to my (our) account indicated on the attached check for premiums and other such payments indicated. I (we) request that this Authorization, unless previously revoked, continue to apply to any conversion, renewal, or change later made in the policies. I (we) agree that this Authorization in no way affects the terms of the policy, other than the mode of payment and I (we) understand that if premiums are not paid within the grace period allowed by the policy, as in the event of withdrawals being dishonored, or for any other reason, then the policy shall terminate subject to any nonforfeiture provision of the policy.

Proposed Insured                                  Amount
Preferred Withdrawal Date: ______________________________ Bank Name:
Policyowner Signature             Date
Signature of Bank Account Owner  Date
If check is not submitted with the application, please attach "voided check.
                      PLEASE DETACH IF PAC IS NOT REQUESTED

                       NOTICE OF DISCLOSURE OF INFORMATION

Information regarding your insurability will be treated as confidential except that Transamerica Occidental Life Insurance Company may make a brief report to the Medical Information Bureau (MIB), a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance, or to which a claim is submitted, MIB will supply such company with the information it may have in its files. The Company may also release information in its file to reinsurers and to other life insurance companies to which you may apply for life or health insurance, or to which a claim is submitted.

Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the file, you may seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of MIBs information office is Post Office Box 105, Essex Station, Boston, MA 02112, telephone (617) 426-3660 APA 41N-197

Notice to Persons Applying for Insurance: Federal law requires us to advise you that in connection with this application, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends or others with whom you are acquainted. Such reports are usually part of the process of evaluating risks for life and health insurance. Inquiry may be made into your character, general reputation, personal characteristics and mode of living. It is possible that a representative of a firm employed to make such reports may call upon you in person. You have the right to request disclosure of the nature and scope of the investigation by your written request made within a reasonable time after receipt of this notice.

Notice of Insurance Information Practice: The information collected about you by us may in certain circumstances be disclosed to third parties without your specific authorizations as permitted by law. You have the right of access and correction with respect to the information collected except information which relates to a claim or civil or criminal proceeding. If you wish to have a more detailed explanation of our information practices, please contact your agent or write the Company at its Administrative Office, P.O. Box 419521, Kansas City, MO 64141.

  Transamerica Occidental                     APPLICATION SUPPLEMENT
  Life Insurance Company                      Variable Universal Life Insurance
  1150 South Olive Street
  Los Angeles, CA 90015




Proposed Insured:
                      ----------------------------------------------------

Additional Proposed Insured:
                              --------------------------------------------

Application Date:
                   -----------------------------------------------


Premium Allocation: You may allocate your net premiums among the investment options indicated below. All allocation percentages must be in whole numbers and must total 100%. The Company may limit the number of sub-accounts of the separate account to which you may allocate your net premiums.

Investment Options:                               Premium Allocation Percentage:

[Alger American Income & Growth                                   _________%
 Alliance VP Growth and Income                                    _________%
 Alliance VP Premier Growth                                       _________%
 Dreyfus VIF Appreciation                                         _________%
 Dreyfus VIF Small Cap                                            _________%
 Janus Aspen Series Balanced                                      _________%
 Janus Aspen Series Worldwide Growth                              _________%
 MFS VIT Emerging Growth                                          _________%
 MFS VIT Growth With Income                                       _________%
 MFS VIT Research                                                 _________%
 MS UIF Emerging Markets Equity                                   _________%
 MS UIF Fixed Income                                              _________%
 MS UIF High Yield                                                _________%
 MS UIF International Magnum                                      _________%
 OCC Accumulation Trust Managed                                   _________%
 OOC Accumulation Trust Small Cap                                 _________%
 PIMCO VIT StocksPLUS Growth and Income                           _________%
 Transamerica VIF Growth                                          _________%
 Transamerica VIF Money Market                                    _________%
 -----------------------------------------                        ---------%
 -----------------------------------------                        ---------%
 -----------------------------------------                        ---------%

 Fixed Account                                                    _________%]

                                                          Total:    100%


Telephone Access Privilege: This option allows you or your registered representative to authorize certain transactions (within limits) under the policy by telephone. These transactions include transfers, allocation changes and policy loan requests (within limits). Additional information is included in the Acknowledgements and Signatures section. You will automatically have this privilege unless you check the following box:

|_| I (we) do not want the telephone access privilege.

                                APE 1-101 Page 1

Acknowledgments and Signatures: I (we) acknowledge receipt of the current prospectuses that describe the variable universal life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I (we) have reviewed the prospectuses and believe that the variable universal life insurance policy is consistent with my (our) insurance needs, investment objectives and investment risk tolerance.

I (we) understand that any death benefit in excess of the face amount and any policy value of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account and interest earnings of the fixed account. The portion of the policy value in the fixed account will earn interest at a rate set by the Company (the guaranteed minimum interest rate is [4]%). There is no guaranteed minimum policy value or net cash values. The policy value and net cash values may decrease to the point where the policy will lapse without further value, unless additional premium payments are made.

I (we) agree that no registered representative or broker is authorized to amend, alter or modify the terms of this application supplement. I (we) agree that, unless I (we) did not accept the telephone access privilege, I (we) understand that the Company is authorized to honor telephone requests by me (us) or by my
(our) registered representative to make certain transactions under the policy. I
(we) also understand that partial surrenders or a full surrender of the policy cannot be made by telephone.

This  Application  Supplement is a part of the application  for the policy.  All conditions under the application apply to this Application Supplement.
Signed at (city, state):                                          On (date):
                          --------------------------------                  -----------------------------------------------


X                                                                 X
   -------------------------------------------------------           ------------------------------------------------------
     Signature of Proposed Insured                                          Signature   of   Additional    Proposed
Insured

X                                                                 X
   -------------------------------------------------------           ------------------------------------------------------
     Signature of Owner (if other than Proposed Insured)                         If  owner  is  a  corporation,  an
authorized officer, other than the
                                                                        proposed  insured,   must  sign  as  owner,
                                                              give corporate title and
                                                                        full name of corporation.


(        )                                                        (        )
Daytime Phone Number                                              Daytime Phone Number


E-mail address                                                         E-mail Address


X                                                                 X
   -------------------------------------------------------           ------------------------------------------------------
      Witness to all Signatures                                                  Countersigned  (Licensed  Resident
agent, if required)


















                                APE 1-101 Page 2

(NOT PART OF APPLICATION OR APPLICATION SUPPLEMENT)

                      REGISTERED REPRESENTATIVE INFORMATION

Indicate City/County as required in Alabama and Kentucky:

What is the purpose for this insurance?

How long have you known the Proposed Insured(s)?
                                    |
----------------------------------------------------------------------
           (Proposed Insured)                (Additional       Proposed
Insured)

Proposed Insured is:            |_| Single |_| Married |_| Divorced |_| Widowed
Additional Proposed Insured is: |_| Single |_| Married |_| Divorced |_| Widowed

|_| Yes |_| No Is this insurance in the category for which commission payment may be restricted under the laws of your State?

|_| Yes |_| No If yes, are you qualified to receive commissions? |_| Yes |_| No To the best of your knowledge, could replacement be involved?

Based on information furnished by the proposed insured(s) or owner(s), I certify that I have reasonable grounds to believe that the purchase of the policy applied for is suitable. I further certify that the prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used.

X
   -------------------------------------------------------        --------------
     Signature of Registered Representative                            Date

Print Name of Registered Representative                         Registered Representative Number
Share %

X
-------------------------------------------------------        ---------------------------------------------------------
Signature of Second Registered Representative (if applicable)              Date


Print Name of Second Registered Representative (if applicable)             Registered Representative Number
Share %

(        )                                                              (        )
Daytime Phone Number                                                    Fax Number


Business E-mail address


Broker/Dealer Affiliation                                              General Agency Affiliation (if any)
GA Code


Address                                                                 Address

Underwriting Requirements (check one)

|_| The initial underwriting requirements have been ordered, including scheduling the paramedical examination. |_| I request that the Underwriting Department manage the gathering of the initial underwriting requirements. |_| Other (please provide detailed information)

X
   -----------------------------------------------------------
      Signature of Registered Principal


 Date Approved as to Suitability:
                                 -------------------